Exhibit 1

JOINT FILING AGREEMENT

Dated as of July 18, 2011

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of the undersigned of a Schedule 13D (including any and all amendments thereto) with respect to the common shares, par value $0.01 per share, of APAC Customer Services, Inc., an Illinois corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

BLACKHAWK ACQUISITION PARENT, LLC

By:	/s/ Thomas J. Kichler
Name:	Thomas J. Kichler
Title:	Manager

ONE EQUITY PARTNERS IV, L.P.

By:	OEP General Partner IV, L.P., its General Partner

By: OEP Parent LLC, its General Partner

By:	/s/ Thomas J. Kichler
Name:	Thomas J. Kichler
Title:	Managing Director

OEP GENERAL PARTNER IV, L.P.

By: OEP Parent LLC, its General Partner

By:	/s/ Thomas J. Kichler
Name:	Thomas J. Kichler
Title:	Managing Director

OEP PARENT LLC

By:	/s/ Thomas J. Kichler
Name:	Thomas J. Kichler
Title:	Managing Director

[Signature Page to Joint Filing Agreement]